Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Registration Statement on Form S-4 of Berkshire Hills Bancorp, Inc. of our report dated March 16, 2017, relating to our audit of the consolidated financial statements of Commerce Bancshares Corp. and subsidiary as of December 31, 2016 and 2015, and for the years then ended, included herein and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

July 20, 2017